EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 00-282773, 03-331949, No. 333-63131, No. 333-67115 and No. 333-129752) and Form S-3 (No. 333-155489, 333-173818 and 333-178169) of Quality Systems, Inc. of our report dated May 25, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, CA

May 25, 2012